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                            SMITH BARNEY FUNDS, INC.

                              ARTICLES OF AMENDMENT

     Smith Barney Funds, Inc. a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended to provide as follows:

     The name and designation of the Class L shares of the Large Cap Value Fund, Short-Term Investment Grade Bond Fund and U.S. Government Securities Fund series of capital stock of the Corporation is hereby changed to the Class C shares of each series.

     SECOND: The foregoing amendments to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change to be made without action by the Stockholders expressly permitted by
Section 2-605 of the Maryland General Corporation Law.

     THIRD: The amendment to the Charter of the Corporation effected hereby shall become effective at 8:00 a.m., on April 29, 2004.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on this 26th day of April, 2004.

                                              SMITH BARNEY FUNDS, INC.

                                              By: /s/ R. Jay Gerken
                                              Name: R. Jay Gerken
                                              Title: President

WITNESS:

/s/ Gordon E. Swartz
Name: Gordon E. Swartz
Title: Assistant Secretary

     THE UNDERSIGNED, the President of Smith Barney Funds, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                              /s/ R. Jay Gerken

                                              Name: R. Jay Gerken
                                              Title: President
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